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                                                                Exhibit h.(viii)

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT
                   ------------------------------------------

                                      Among

                         CIGNA VARIABLE PRODUCTS GROUP,
                         ------------------------------

                         CIGNA FINANCIAL SERVICES, INC.,
                         -------------------------------

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                   ------------------------------------------


         AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT, made as of September 21, 2000 by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), CIGNA VARIABLE PRODUCTS GROUP, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and CIGNA Financial Services, Inc. (the "Underwriter"), a Connecticut corporation.

                              W I T N E S S E T H:

         WHEREAS, the Company, the Fund and the Underwriter entered into a participation agreement dated as of December 1, 1997 (the "Agreement"); and

         WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding Connecticut General Life Insurance Company Separate Account GR to those Accounts set forth on Schedule A to the Agreement, and

         WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding new Policy Forms funded by Connecticut General Life Insurance Company Separate Account 02, and Connecticut General Life Insurance Company Separate Account FE as set forth on Schedule A to the Agreement, and

         WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by revising Article XI. Notices, to add the following recipient for the Company:
                           Connecticut General Life Insurance Company
                           Corporate Insurance, H14A
                           900 Trumbull Street
                           P.O. Box 2975
                           Hartford, CT  06104
                           Attention:    Michelle L. Kunzman
                                         Assistant Vice President

         NOW, THEREFORE, the Company, the Fund and the Underwriter hereby amend the Agreement by deleting Schedule A and replacing it with Schedule A attached hereto.

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         IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

         CONNECTICUT GENERAL LIFE INSURANCE COMPANY


         By:    /s/ Michelle L. Kunzman
             -------------------------------------------------------------------
         Name:  Michelle L. Kunzman
         Title: Assistant Vice President

         CIGNA VARIABLE PRODUCTS GROUP


         By:    /s/ Jeffrey S. Winer
             -------------------------------------------------------------------
         Name:  Jeffrey S. Winer
         Title: Vice President and Secretary


         CIGNA FINANCIAL SERVICES, INC.


         By:    /s/ Russell Anderson
             -------------------------------------------------------------------
         Name:  Russell Anderson
         Title: President


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                                   Schedule A
                                   ----------

The following is a list of separate accounts and contract forms for which one or more portfolios of CIGNA Variable Products Group are to be made available by Connecticut General Life Insurance Company:

                                       Policy Form Numbers of Contracts
Name of Separate Account               Funded By Separate Account
------------------------               --------------------------

CG Variable Life Insurance            XX605481 - Group Flexible Premium
Separate Account A                    Variable Life Insurance Policy - Nonpar
Established May 22, 1995

CG Variable Life Insurance            LN605, LN615 and state variations thereof
Separate Account II
Established July 6, 1994

Connecticut General Life Insurance    LN620, LN621, together with riders, and
Company Separate Account 02           state variations thereof
Established February 23, 1996

Connecticut General Life Insurance    LN601, LN604, LN613, GLN650, together
Company Separate Account FE           with riders, and state variations thereof
Established March 21, 1997

Connecticut General Life Insurance    LN601, LN604, LN613, GLN650, together
Company Separate Account GR           with riders, and state variations thereof
Established May 16, 2000

CG Variable Annuity Separate          AN425, AN426, together with riders, and
Account II                            state variations
Established January 25, 1994          state variations thereof

CG Variable Annuity Account I
Established March 12, 1968

CG Variable Annuity Account II
Established March 12, 1968

Connecticut General Life Insurance    LN601, LN604, LN613, and GLN650
Company Separate Account PG           together with riders, and state variations
Established November 25, 1998         thereof

Connecticut General Life Insurance    LN601, LN604, LN613, and GLN650
Company Separate Account HG           together with riders, and state variations
Established May 22, 1997              thereof

Connecticut General Life Insurance    LN601NJ-98, together with riders, and
Company Separate Account LM           state variations thereof
Established May 28, 1998

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Connecticut General Life Insurance    LN601, LN604, LN613, and GLN650,
Company Separate Account GT           together with riders, and state variations
                                      thereof

Connecticut General Life Insurance    LN601, LN604, LN613 and GLN650
Company Separate Account MHS          together with riders, and state variations
                                      thereof